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                                                                   EXHIBIT 10.20


                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT, dated as of September 15, 2000 is made by and between VISTEON CORPORATION, a Delaware corporation ("Visteon") and MICHAEL F. JOHNSTON (the "Executive").

         WHEREAS, Visteon desires to employ the Executive and the Executive desires to be employed by Visteon upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the material covenants herein contained, Visteon and the Executive hereby agree as follows:

         1. Employment. Visteon hereby employs the Executive as its President and Chief Operating Officer, and the Executive hereby accepts employment by Visteon upon the terms and conditions herein set forth. The place of employment shall be at Visteon's principal offices in Dearborn, Michigan, or at such other location as Visteon may designate.

         2. Term of Agreement. The term of this Agreement shall commence as of September 15, 2000 (the "Effective Date") and shall continue in effect through September 15, 2005; provided, however, that commencing on the first anniversary of the Effective Date, and on each anniversary of the Effective Date thereafter, the term shall automatically be extended for one additional year unless, not later than ninety days prior to each such date, Visteon or the Executive shall have given notice not to extend the term.

         3. Duties. Executive will, during the term hereof, faithfully and diligently do and perform all such acts and duties and furnish such services as the Board of Directors or the Chief Executive Officer shall direct, and do and perform all acts in the ordinary course of Visteon's business (with such limits as the Board or the Chief Executive Officer may prescribe) necessary and conducive to Visteon's best interests; and devote his full time, energy and skill to the business of Visteon and to the promotion of Visteon's best interests.

         4. Compensation. Subject to the provisions of Section 7 hereof, Visteon shall pay to Executive for all services to be performed during the term of this Agreement:

                  (a) Annual Base Salary of $700,000.00 (which may be increased at Visteon's discretion), payable in monthly installments in accordance with Visteon's practices, as such practices may be determined from time to time;

                  (b) Lump sum cash payment of $595,000.00 payable during the first calendar quarter 2002;

                  (c) Long Term Incentive Compensation of 475% of base salary at target performance delivered as a combination of cash, common stock and stock options in accordance with Visteon's 2000 Incentive Plan and based on achievement of Visteon financial and operation goals over a three year performance period;
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                  (d)      Restricted Stock Award of 150,000 shares of Visteon
         common stock, vesting after five years of Visteon service;

                  (e) Stock Options for 50,000 shares of Visteon common stock, vesting ratably over three years of Visteon service at an exercise price of fair market value on date of hire;

                  (f)      Cash Signing Bonus of $750,000.00; and

                  (g) Change in Control Agreement between Visteon and the Executive dated as of September 15, 2000 providing for certain severance and other benefits in the event of a termination of the Executive's employment following a Change in Control of Visteon, a copy of which is attached hereto as Exhibit A to this Agreement. Nothing in this Agreement shall be construed to modify or amend the Change in Control Agreement.

         5. Benefits. Executive shall be entitled to participate in such medical, dental, pension and retirement plans and such other benefit plans and programs as may be adopted from time to time by Visteon for the benefit of its employees. In addition, as a replacement for pension benefits Executive would have received had he continued in service with his former employer, Visteon will credit two years of service for every year of credited service with Visteon, with pension benefits in excess of those payable under the qualified pension plan of Visteon paid from its general assets. Executive shall also be entitled to participate in Visteon's company vehicle program (currently one executive vehicle and two lease vehicles) and a $50,000 per year flexible perquisite plan available to be used for financial planning, home security, annual physical examination, club or exercise facility dues, or other purposes as may be specified in the Company plan, as amended from time to time.

         6. Disability. In the event that Executive is permanently disabled, as herein defined, for a continuous period of six months, Visteon may terminate this Agreement upon written notice to Executive. In the event of such termination, Executive's compensation as defined in paragraph 4 hereof shall continue for the lesser of (i) any waiting period set forth in any disability insurance policy maintained by Visteon and covering Executive, if any, or (ii) six months after termination of this Agreement. For purposes of this paragraph, "permanently disabled" shall mean a condition resulting from bodily injury or disease or mental disorder such that Executive is prevented from performing the principal duties of his employment. Visteon, in its discretion, based on competent medical advice, shall determine whether Executive is and continues to be, permanently disabled for purposes of this paragraph.

         7. Termination. This Agreement shall terminate upon the occurrence of any of the following:

                  (a)      On the date of death of Executive;

                  (b) On the date that Visteon gives written notice to Executive that Visteon is terminating the Agreement pursuant to paragraph 6 hereunder;

                  (c) On the 90th day after either the Executive or Visteon gives written notice to the other party of his or its election to terminate; or

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                  (d)      On the second day after Visteon gives Executive
         notice of a written determination by its Board of Directors that Executive has been guilty of dishonesty, misconduct or willful and substantial nonperformance of assigned duties, or has otherwise breached the terms of this Agreement.

         In the event of termination, and except as set forth in paragraph 6, the Executive (or his estate) will be entitled to the annual salary, to the extent unpaid, set forth in paragraph 4 hereof, prorated from January 1 of the year of termination to the date of termination; provided, however, except under the circumstances described in subparagraph 7(d) above, in the event that the Board of Directors selects a candidate other than the Executive to succeed the present incumbent as Chief Executive Officer, or in the event that the Board of Directors makes an affirmative decision that Executive will not succeed to that position, Executive may elect to terminate employment within three months of the decision or selection, and receive twelve months base salary; target annual incentive amount for fiscal year of termination; continuation of life, disability, accident and health insurance for one year; and immediate vesting of stock options, restricted shares and long term incentives.

         8.       Restrictive Covenant. During the term of his employment by
Visteon:

                  (a) Executive will not engage in, or work for or own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected with, or have any financial interest in, any individual, firm, or corporation or institution engaged in the same or similar activities to those now or hereafter carried on by Visteon, other than ownership of less than five percent of shares of stock in a publicly traded company;

                  (b) Executive will not interfere with the relationship of Visteon and any employee, agent or representative; and

                  (c) Executive will not directly or indirectly divert or attempt to divert from Visteon any business in which Visteon has been actively engaged during the term hereof, nor interfere with the relationships of Visteon with dealers, distributors, sources of supply or customers.

The provisions of this paragraph shall remain in force for one year following the termination of this Agreement.

         9.       Confidentiality and Intellectual Property.

                  (a) While employed by Visteon, Executive may generate or be exposed to trade secret, confidential or proprietary information (hereinafter "Proprietary Information") including, but not limited to, inventions, future product plans, product designs, products (including prices, costs, sales or content), drawings, details of Visteon's operations or marketing, computer programs, flow charts, customers (including identities of customers or prospective customers and identities of individual contacts at business entities which are customers or prospective customers), financial information or measures, business methods, future business plans, data bases, designs, models, operating procedures, knowledge of the organization, manufacturing processes, or any other work


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         product of Visteon and all other knowledge, information, documents or materials owned, developed or possessed by Visteon.

                  (b) While employed by Visteon, and for a period of ten years after completion of such employment, Executive agrees not to disclose, directly or indirectly, any Proprietary Information in any unauthorized manner or for any unauthorized purpose outside of his duties on behalf of Visteon. This obligation does not apply to such Proprietary Information which: (a) is now or subsequently becomes publicly known or available by publication, commercial use or otherwise without breach of this agreement by Executive; (b) is subsequently rightfully furnished to Executive by a third person without restriction on disclosure; or (c) is delivered to Executive after the expiration of the employment with Visteon.

                  (c) Unless authorized by Visteon, Executive will not remove from the premises of Visteon any property or materials including any document or thing which comprises Proprietary Information. Further, upon completion of this assignment or at any time upon the request of Visteon, Executive agrees to deliver to Visteon all property or materials within Executive's possession or control including such documents and things which contain Proprietary Information. Executive covenants that he will destroy no records of Visteon's.

                  (d) Executive agrees to assign all right, title and interest in any Proprietary Information, whether patentable, copyrightable or not, which is conceived or developed solely or jointly by Executive while employed by Visteon and which relates in any manner to the actual or any anticipated business of Visteon, or which was developed with the use of time, materials, equipment or facilities of Visteon. Unless authorized by Visteon in writing, Executive will not pursue patenting or copyrighting any Proprietary Information. Visteon will have sole ownership in and exclusive rights to all Proprietary Information which is conceived or developed solely or jointly by Executive while employed by Visteon and which relates in any manner to the actual or any anticipated business of Visteon, or which was developed with the use of time, materials, equipment or facilities of Visteon. Executive agrees to promptly disclose to Visteon any Proprietary Information covered by this agreement and, if requested, promptly execute a specific assignment of title to Visteon and/or a Visteon designee for such Proprietary Information. Executive agrees to take all reasonable actions necessary, even after the term of this employment has ended to enable Visteon to secure such patent, copyright or other protection in the United States or foreign countries. Executive reserves no license to any intellectual property rights.

                  (e) Any materials or software developed or created by Executive relating to his employment which are protectable under the laws of Copyright, including written or electronic documents, illustrations, drawings, notes, models and computer software are to be considered works made for hire for Visteon and are the sole property of Visteon if it so fits within that definition in the Copyright Act. Executive agrees to execute all forms and documents relating to obtaining and enforcing copyright protection for such material for the United States and any other countries, even after the term of employment has ended.

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                  (f)      Executive has no right to use any trademarks owned by
         Visteon without the express written authorization of Visteon.

         The covenants set forth in this paragraph 9 which are made by Executive are in consideration of the employment, or continuing employment of, and the compensation paid to, Executive during his employment by Visteon.

         10. Stock Ownership Guidelines. Executive acknowledges that Visteon expects Executive to acquire five times his base salary in Visteon common stock by the end of his third year of employment.

         11. Additional Remedies. Executive recognizes that irreparable injury will result to Visteon and to its business and properties in the event of any breach by Executive of any of the provisions of paragraphs 8 and 9 of this Agreement or either of them, and that Executive's continued employment is predicated on the commitments undertaken by him pursuant to said paragraphs. In the event of any breach of any of Executive's commitments pursuant to paragraphs 8 and 9 or either of them, Visteon shall be entitled, in addition to any other remedies and damages available, to injunctive relief to restrain the violation of such commitments by Executive or by any person or persons acting for or with Executive in any capacity whatsoever.

         12. Nonassignment. This Agreement is personal to Executive and shall not be assigned. Executive shall not hypothecate, delegate, encumber, alienate, transfer or otherwise dispose of his rights and duties hereunder. Visteon may assign this Agreement without Executive's consent to any other entity who, in connection with such assignment, acquires all or substantially all of Visteon's assets or into or with which Visteon is merged or consolidated.

         13. Waiver. The waiver by Visteon of a breach by Executive of any provision of this Agreement shall not be construed as a waiver of any subsequent breach by Executive.

         14. Severability. If any clause, phrase, provision or portion of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable under any applicable law, such event shall not affect or render invalid or unenforceable the remainder of this Agreement and shall not affect the application of any clause, provision, or portion hereof to other persons or circumstances.

         15. Benefit. The provisions of this Agreement shall inure to the benefit of Visteon, its successors and assigns, and shall be binding upon Executive, his heirs, personal representatives and successors, including without limitation Executive's estate and the executors, administrators, or trustees of such estate.

         16. Relevant Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Michigan.

         17. Notices. All notices, requests, demands and other communications in connection with this Agreement shall be made in writing and shall be deemed to have been given when delivered by hand or 48 hours after mailing at any general or branch United States Post Office, by registered or certified mail, postage prepaid, return receipt requested, addressed as follows, or to such other address as shall have been designated in writing by the addressee:



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                  If to the Company:

                           Visteon Corporation
                           Fairlane Plaza North
                           290 Town Center Drive, 10th Floor
                           Dearborn, MI  48126
                           Attn: Stacy L. Fox, Senior Vice President, General Counsel and Secretary

                  If to the Executive:

                           Mr. Michael F. Johnston
                           2080 Prairie Dunes Court South
                           Ann Arbor, MI  48108

         18. Entire Agreement. This Agreement, together with the Change in Control Agreement bearing even date herewith in the form of Exhibit A attached hereto, sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements, and communications, whether oral or written, pertaining to the subject matter hereof; and this Agreement shall not be modified or amended except by written agreement of Visteon and Executive.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                VISTEON CORPORATION


                                By: /s/ Robert H. Marcin
                                     ----------------------------------------

                                Its: Senior Vice President of Human Resources
                                     ----------------------------------------



                                EXECUTIVE


                                /s/ Michael F. Johnston
                                ---------------------------------------------






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